EXHIBIT 3.8

                            AMENDMENT TO THE BY-LAWS
                                       OF
                             I-VIEW SOFTWARE, INC.

     The By-laws of I-View Software, Inc., a Florida corporation (the "Corporation"), are hereby amended as follows:

     Article XII is added as follows:

                                  ARTICLE XII

                            AFFILIATED TRANSACTIONS

          Section 607.0901 of the Florida General Corporation Act shall not apply to affiliated transactions of the Corporation.


     Dated as of November 19, 1996.